Exhibit 99.2
JAE All-Coworker E-Mail
052907
TO: All CDW Coworkers (US and Canada), All Berbee Coworkers
FROM: John Edwardson
SUBJECT: An Exciting New Chapter for CDW
A New Chapter: CDW Announces Agreement to Be Purchased by Madison Dearborn Partners.
Highlights:
•	Upon closing, Chicago-based private equity firm Madison Dearborn Partners will pay $7.3 billion, or $87.75 per share, to acquire all of the outstanding shares of CDW, thus making CDW a private company.

•	MDP is committed to investing in our long-term growth strategies while remaining true to our culture.

•	Our objectives, strategies and values remain unchanged.
I have some major news to announce. After a long process, we have signed an agreement to be purchased by Madison Dearborn Partners, LLC, a Chicago-based private equity investment firm, for $7.3 billion, or $87.75 per share. Upon closing of this transaction, which is subject to shareholder approval and other customary closing conditions, we will be owned by MDP, and shares of CDW will no longer be traded publicly. MDP believes in CDW and is making a significant financial investment in our company based on their belief in us.
Before I go on, I want to explain that we were unable to comment on the transaction until the agreement was signed, which happened this afternoon. Thank you for understanding that as a public company, we cannot comment on rumors, even to our own coworkers.
Our Success
I said MDP believes in CDW, but it’s really you, our coworkers, that they see as the engine of our success and growth. Several members of our senior management team and I have spent hundreds of hours with MDP and their advisors, and it’s clear they are impressed by the service you provide our customers and the value that you have built in this company.

•	They look at our growth prospects, our great brand and our strong cash flow, and they see a great investment that they are committed to supporting.

•	They are on board with our growth strategies, including growing our sales team, enhancing our customer experience and expanding the Berbee platform across the U.S.
What This Means for You
While this sounds like a big change — and it is — please keep in mind that our goals, strategies and values remain unchanged.
•	You’ll still work for the same company with the same manager in the same building and serve the same customers.

•	MDP has agreed, at a minimum, to preserve current base salary and benefit levels, at least through 2008. We will continue with the PMP process to determine yearly salary adjustments.

•	Cash bonuses and cash incentive plans will continue to be established by management subject to business goals and personal performance.

•	If the transaction is approved and customary closing conditions are satisfied, upon closing all stock options and restricted stock will vest. Option holders will be paid an amount in cash equal to the buyout price of $87.75 per share minus the exercise price of their options less applicable taxes. If you own shares directly, through the ESPP or through restricted stock, you will receive $87.75 per share less applicable taxes.

•	We expect no job reductions as a result of the transaction. MDP is attracted to our success and the value that our coworkers have built in this company.
Why This is Happening and What Happens Next
Our Board was initially approached by a party interested in discussing a potential transaction. Private equity firms manage money that is invested privately instead of through public markets like the New York Stock Exchange or the NASDAQ.
•	The Board went through an evaluation process with several potential buyers. MDP offered the highest price.

•	Our Board believes this is a compelling opportunity to immediately maximize shareholder value and is recommending that shareholders approve the transaction at a special meeting that will be scheduled in the next couple of months.

•	Michael Krasny has agreed to vote his shares in favor of the transaction.

•	We expect the transaction to be completed late in the third quarter or early in the fourth quarter of 2007.

•	Meanwhile, since this has not been a public process until now, our Board will approach potential buyers to determine if there is an offer with a higher price. This is called a “go shop” period and is expected to last 30 days.

Management
I’m sure you have many questions about this announcement. Let me answer one of them right now: I plan to stick around. Because of the way these transactions work, we don’t conduct discussions between a buyer and senior executives about whether or not the executives will stay until later in the process. That said, one of the considerations for MDP was the strength of our management team. One of MDP’s investment principles is to invest in companies with outstanding management teams, and their intent is to keep the management team intact.
For now...
Please remember that as of now, this is simply a proposed transaction. We are still a public company and are required to operate as such.
For any other questions you may have, check the FAQ on Coworkernet. Also, many of you will be meeting with your EC members or directors throughout the week. And as always, feel free to send me an e-mail or stop by my office. The most important thing to remember is to stay focused on doing what you do best — serving our customers. Let’s show our potential owners-to-be that...
Nobody Does It Better!
CDW Corporation will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between CDW and Madison Dearborn Partners, LLC. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CDW shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.
CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in CDW’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of CDW common stock as of March 31, 2007 is also set forth in CDW’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007.
Statements about the expected timing, completion and effects of the proposed merger between CDW and Madison Dearborn Partners, LLC, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval, the failure of financing or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW’s Annual Report on Form 10-K for the year ended December 31, 2006.